UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	88-0622284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

                    2017 W Peoria Avenue, Phoenix, AZ 85029

(Address of principal executive offices)

                    (602) 680-7439

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Exchange

On February 28, 2019, Creative Medical Technology Holdings, Inc. (the “Company”) entered into three separate Exchange Agreements (each, an “Exchange Agreement”) with the holders (the “Warrant Holders”) of Common Stock Purchase Warrants issued by the Company in September 2018 and November 2018. Under each Exchange Agreement, the Company issued a convertible promissory note in the principal amount of $100,000 (an “Exchange Note”) to the Warrant Holder party to such Exchange Agreement in exchange for the cancellation of Common Stock Purchase Warrants held by such Warrant Holder, initially exercisable for an aggregate of 3,232,912 shares of the Company’s common stock. The exchanges were effected pursuant to Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder.

Each Exchange Note matures on February 28, 2020, bears interest at a rate of 8% per annum, and beginning 31 days after the closing date, is convertible into shares of the Company’s common stock at a conversion price equal to 65% of the Market Price of the common stock. “Market Price” as defined in each Exchange Note means the average of the two lowest “VWAPs” (as defined) of the Company’s common stock during the 15 trading days preceding the applicable conversion date.

The information set forth above is qualified in its entirety by reference to the actual terms of the Exchange Agreements and Exchange Notes, forms of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and which are incorporated herein by reference.

Note and Warrant Purchase

On March 1, 2019, the Company completed the sale of Convertible Notes (“Notes”) and Common Stock Purchase Warrants (“Warrants”) to four institutional investors (the “Investors”) pursuant to a Securities Purchase Agreement between the Company and the Investors (the “Purchase Agreement”) dated as of February 19, 2019. The transaction was effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder.

Pursuant to the Purchase Agreement, for a purchase price of $100,000.00, each Investor purchased a Note in the principal amount of $110,000.00 and a Warrant to purchase 1,334,951 shares of common stock. Each Note matures on March 1, 2020, bears interest at a rate of 8% per annum, and beginning 31 days after the closing date, is convertible into shares of the Company’s common stock at a conversion price equal to 65% of the Market Price of the common stock. “Market Price” as defined in each Exchange Note means the average of the two lowest “VWAPs” (as defined) of the Company’s common stock during the 15 trading days preceding the applicable conversion date. In addition, the Notes are subject to covenants, events of defaults and other terms and conditions customary in transactions of this nature.

Each Warrant is exercisable for a five-year period at an initial exercise price of $0.0206 per share, subject to anti-dilution adjustment in the event of stock dividends, stock splits and other specified events.

The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement, the Notes and the Warrants, which are attached hereto as Exhibits 10.2, 4.2 and 4.3, respectively, and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Form of Promissory Note issued under Exchange Agreements dated as of February 28, 2019 between Creative Medical Technology Holdings, Inc. and the warrant holders named therein

Exhibit 4.2	Form of Promissory Note issued under Securities Purchase Agreement dated as of February 19, 2019 between Creative Medical Technology Holdings, Inc. and the investors named therein

Exhibit 4.3	Form of Common Stock Purchase Warrant issued under Securities Purchase Agreement dated as of February 19, 2019 between Creative Medical Technology Holdings, Inc. and the investors named therein

Exhibit 10.1	Form of Exchange Agreement, dated as of February 28, 2019, between Creative Medical Technology Holdings, Inc. and the investors named therein

Exhibit 10.2	Securities Purchase Agreement, dated as of February 19, 2018, between Creative Medical Technology Holdings, Inc. and the investors named therein

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: March 5, 2019	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer